UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2014

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 3, 2014, TC PipeLines, LP (the “Partnership”) announced the resignation of James Baggs and Kristine Delkus as directors of TC PipeLines GP, Inc., the general partner of the Partnership, effective April 1, 2014.  Mr. Baggs and Ms. Delkus have both assumed senior executive roles at TransCanada Corporation, the ultimate parent of the general partner (“TransCanada”).

The Partnership also announced that, effective May 1, 2014, Sandra Ryan-Robinson, Principal Financial Officer and Controller of the general partner of the Partnership, has resigned her position with the general partner.  Ms. Ryan-Robinson will continue in her role as Director, Pipeline Accounting of TransCanada.

 (c)           Effective May 1, 2014, Nathan Brown, age 37, is appointed Principal Financial Officer and Controller of the general partner.  Mr. Brown will also be assuming the role of Controller, U.S. Natural Gas Pipelines at TransCanada, where he will be responsible for accounting of TransCanada’s U.S. natural gas pipelines. Mr. Brown has served as an accounting manager of TransCanada’s U.S. natural gas pipelines since November 2009.  Prior to joining TransCanada, Mr. Brown was an Audit Manager at the accounting firm of Grant Thornton LLP.

(d)           On March 3, 2014, Catharine Davis and Joel Hunter were appointed by stockholder resolution to the Board of Directors of the general partner effective April 1, 2014.

Ms. Davis’ principal occupation is Vice-President, Law, Canadian Pipelines at TransCanada, a position which she has held since 2013.

Mr. Hunter’s principal occupation is Vice-President, Finance at TransCanada, a position he has held since 2010.

A copy of the news release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	News Release of TC PipeLines, LP dated March 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Annie C. Belecki Annie C. Belecki Secretary

Dated:  March 3, 2014

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News Release of TC PipeLines, LP dated March 3, 2014.